UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 24, 2018

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and technology industries.

Overview
We announced on October 24, 2018 that third-quarter 2018 net income attributable to AT&T totaled $4.7 billion, or $0.65 per diluted share, reflecting our acquisition of Time Warner Inc. (Time Warner), favorable impacts from U.S. corporate tax reform and new revenue accounting rules, compared to $3.0 billion, or $0.49 per diluted share in the third quarter of 2017. Third-quarter 2018 revenues were $45.7 billion, up 15.3 percent from the third-quarter 2017. Third-quarter revenues reflect increased revenues primarily from our acquisition of Time Warner and higher equipment revenues. Revenue increases were partially offset by our adoption of a new revenue accounting standard, including the netting of approximately $920 million Universal Service Fund (USF) fees in the third quarter of 2018, and continued declines in video and legacy services. Compared with results for the third quarter of 2017, current year operating expenses were $38.5 billion, up 13.6 percent; operating income was $7.3 billion, up 25.2 percent; and AT&T’s operating income margin was 15.9 percent, compared to 14.6 percent. Third-quarter 2018 cash from operating activities was $12.3 billion, up $1.5 billion when compared to the third quarter of 2017, due to contributions from acquired businesses.

We reported a net gain of 4.3 million North American wireless subscribers in the third quarter of 2018, of which 3.4 million were domestic. At September 30, 2018, our North American wireless customer base was approximately 167.6 million compared to 152.2 million in the prior year, and our domestic wireless subscribers totaled 150.3 million compared to 138.4 million. During the third quarter, net adds in North America were as follows:
●	Branded net adds (combined postpaid and prepaid) were 1.2 million, of which 338,000 were domestic.
o	Prepaid subscriber net adds were 1.4 million, of which 570,000 were domestic.
o	Postpaid subscriber net adds were a loss of 159,000, of which 232,000 were domestic.
●	Total domestic postpaid tablet and computing device net adds were a loss of 420,000.
●	Reseller net adds were a loss of 402,000, with 434,000 in the U.S.
●	Connected device net adds were 3.5 million, 2.2 million of which were primarily attributable to wholesale connected cars.

We offer subscribers the choice to purchase devices on installment (AT&T Next) or to bring their own device (BYOD). During the third quarter of 2018, we sold 4.0 million smartphones under our AT&T Next program and had BYOD gross adds of 545,000. Sales under our equipment installment programs represented nearly 80 percent of all postpaid smartphone gross adds and upgrades, consistent with the prior year. At September 30, 2018, about 52 percent of the postpaid smartphone base is on AT&T Next, consistent with the prior year.

At September 30, 2018, we had 38.8 million video subscribers (including 1.9 million DIRECTV NOW) compared with 38.6 million at September 30, 2017. Including the impact of gains from our over-the-top (OTT) video service, DIRECTV NOW, total video subscribers decreased by 369,000 in the third quarter of 2018, of which 296,000 were in the U.S. (including Entertainment Group and Business Wireline subscribers).

Our total broadband connections were 15.7 million at September 30, 2018, and 15.7 million at September 30, 2017. During the third quarter, we added 35,000 IP broadband subscribers, for a total of 14.7 million at September 30, 2018. Total broadband net adds were a loss of 25,000 in the quarter.

At September 30, 2018, our total switched access lines were 10.4 million compared with 12.2 million at September 30, 2017. The number of U-verse voice connections (which use VoIP technology and therefore are not included in the access line total) decreased by 175,000 in the quarter, totaling 5.3 million at September 30, 2018, compared to 5.8 million at September 30, 2017.

Segment Summary
During the third-quarter of 2018, we announced that, following our June 14, 2018 acquisition of Time Warner and effective for the quarter ended September 30, 2018, we revised our operating segments to align with the new management structure and organizational responsibilities. Our new reportable segments are: Communications, WarnerMedia, Latin America and Xandr.

We analyze our segments based on segment contribution, which consists of operating income, excluding acquisition-related costs and other significant items, and equity in net income (loss) of affiliates for investments managed within each segment.

Communications
Our Communications segment consists of our Mobility, Entertainment Group and Business Wireline business units. Third-quarter 2018 operating revenues were $36.2 billion, down 2.4 percent versus third-quarter 2017, with segment operating contribution of $8.2 billion, up 1.4% versus the year-ago quarter. Our adoption of new revenue accounting rules reduced third-quarter 2018 revenues by $836 million and increased operating contribution by $584 million. The Communications operating income margin was 22.6 percent, compared to 21.7 percent in the year-earlier quarter.

Mobility
Mobility revenues for the third quarter of 2018 were $17.9 billion, up 3.3 percent versus the third quarter of 2017, driven by device sales that were partially offset by revenue declines resulting from our election to net USF fees. Mobility operating expenses totaled $12.3 billion, up 2.5 percent versus the third quarter of 2017. The increase was largely driven equipment expense associated with higher device sales, partially offset by our adoption of new accounting rules that resulted in the netting of USF fees and commission deferrals. Mobility’s operating income margin was 31.2 percent compared to 30.7 percent in the year-ago quarter.

For the quarter ended September 30, 2018, postpaid phone-only ARPU decreased 5.1 percent versus the year-earlier quarter, primarily due to new revenue accounting rules.

Postpaid phone only churn was 0.93 percent, compared to 0.84 percent in the third quarter of 2017. Total postpaid churn was 1.17 percent, compared to 1.06 percent in the year-ago quarter.

Entertainment Group
Entertainment Group (Entertainment) revenues for the third quarter of 2018 were $11.6 billion, down 7.0 percent versus the year-ago quarter reflecting continued pressure in video revenues from declines in linear video subscribers and the revenue impact of a significant pay-per-view event in the prior year. Our adoption of the new revenue accounting standard, including changes in our USF policy, also pressured revenues in the third quarter of 2018. Entertainment operating expenses totaled $10.5 billion, down 6.2 percent versus the third quarter of 2017. The decrease was largely driven by commission deferrals resulting from new accounting rules, cost initiatives and lower volumes that were partially offset by content-cost increases and an additional week of NFL SUNDAY TICKET. The Entertainment operating income margin was 9.5 percent compared to 10.3 percent in the year-earlier quarter.

At September 30, 2018, Entertainment revenue connections included:
●
Approximately 25.2 million video connections (including 1.9 million DIRECTV NOW subscribers) at September 30, 2018 compared to 25.1 million at September 30, 2017. During the third quarter of 2018, including the impact of gains from DIRECTV NOW, total video subscribers decreased 297,000. DIRECTV NOW subscribers included approximately 46,000 on free or substantially free trials. At September 30, 2018 and 2017, about 84 percent of traditional video subscribers are on the satellite platform.

●
Approximately 14.4 million broadband connections at September 30, 2018 compared to 14.3 million at September 30, 2017. During the third quarter, we added 31,000 IP broadband subscribers, for a total of 13.7 million at September 30, 2018. Total broadband subscribers decreased 14,000 in the quarter.

●	Approximately 8.9 million wired voice connections at September 30, 2018 compared to 10.3 million at September 30, 2017. Voice connections include switched access lines and VoIP connections.

Business Wireline
Business Wireline (Business) revenues for the third quarter of 2018 were $6.7 billion, down 7.9 percent versus the year-ago quarter reflecting continued declines in legacy service revenues, partially offset by growth in strategic services. Business operating expenses totaled $5.2 billion, down 10.3 percent versus the third quarter of 2017. The decrease was largely driven by our adoption of new accounting rules, which included our policy election to record USF fees on a net basis, and cost efficiencies. The Business operating income margin was 22.0 percent compared to 20.0 percent in the year-earlier quarter.

During the third quarter of 2018, we added 5,000 high-speed internet business subscribers, bringing total business IP broadband to 1.0 million subscribers. Total business broadband had a loss of 11,000 subscribers in the quarter.

WarnerMedia
Our WarnerMedia segment consists of our Turner, Home Box Office and Warner Bros. business units. Third-quarter 2018 operating revenues were $8.2 billion, with segment operating contribution of $2.5 billion and an operating income margin of 31.3 percent. Our WarnerMedia segment does not include results from Time Warner operations for the periods prior to our June 14, 2018 acquisition.

Turner
Turner is comprised of the WarnerMedia businesses managed by Turner as well as our Regional Sports Networks (RSN), which represents the 2017 results reported in this business unit.

Turner revenues for the third quarter of 2018 were $3.0 billion, compared to $107 million in the third quarter of 2017. Revenues during the quarter included $1.9 billion of subscription, $944 million of advertising and $189 million of content and other revenues. Turner operating expenses totaled $1.5 billion, compared to $98 million in the third quarter of 2017. Turner’s operating income margin was 48.3 percent compared to 8.4 percent in the year-ago quarter. The increases were predominantly due to our June 2018 acquisition of Time Warner.

Home Box Office (HBO)
HBO revenues for the third quarter of 2018 were $1.6 billion and included $1.5 billion of subscription and $127 million of content and other revenues. HBO operating expenses totaled $1.0 billion and the operating income margin was 38.2 percent. All increases were due to our June 2018 acquisition of Time Warner.

Warner Bros.
Warner Bros. revenues for the third quarter of 2018 were $3.7 billion and included revenues of $1.7 billion from theatrical product, $1.6 billion from television product and $435 million from video games and other. Warner Bros. operating expenses totaled $3.1 billion, and the operating income margin was 15.5 percent. All increases were due to our June 2018 acquisition of Time Warner.

Latin America
Our Latin America segment consists of our Vrio and Mexico business units and is subject to foreign currency fluctuations. Third-quarter 2018 operating revenues were $1.8 billion, down 12.7 percent versus the prior year, with segment operating contribution of $(201) million, down 60.8% versus third-quarter 2017. The Latin America operating income margin was (11.5) percent, compared to (6.8) percent in the year-earlier quarter.

Vrio
Video service revenues were $1.1 billion, down 19.1 percent versus the prior year, primarily resulting from foreign exchange pressure offset by pricing increases driven by macroeconomic conditions. Operating expenses were $1.0 billion, down 18.4 percent and Vrio’s operating income margin was 5.2 percent, compared to 6.0 percent in the year-earlier quarter.

We had approximately 13.6 million Latin America video connections at September 30, 2018 compared to 13.5 million at September 30, 2017. During the third quarter of 2018, video net adds were a loss of 73,000.

Mexico
Wireless revenues were $731 million, down 0.7 percent when compared to the third quarter of 2017. Decreased revenues were largely due to competitive pricing, the shutdown of a wholesale business in the fourth-quarter of 2017 and our adoption of the new revenue accounting standard, partially offset by gains in equipment revenues. Operating expenses were $1.0 billion, up 4.0 percent and Mexico’s operating income margin was (36.5) percent, compared to (30.4) percent in the year-earlier quarter.

We had approximately 17.3 million Mexican wireless subscribers at September 30, 2018 compared to 13.8 million at September 30, 2017. During the third quarter of 2018, we had branded net adds of 875,000 (prepaid net adds were 802,000 and postpaid net adds were 73,000).

Xandr
Our Xandr segment provides advertising services utilizing data insights to develop higher value targeted advertising. Certain revenues in this segment are also reported by the Communications segment and are eliminated upon consolidation. Third-quarter 2018 operating revenues were $445 million, up 33.6 percent versus the prior year, reflecting the acquisition of AppNexus. Xandr segment operating contribution was $333 million, up 13.3% versus third-quarter 2017. The Xandr segment operating income margin was 74.8 percent, compared to 88.3 percent in the year-earlier quarter.

Supplemental Discussions
As a supplemental discussion of our operating results, for comparison purposes, we are providing (1) our AT&T Business Solutions results which include both wireless and wireline operations and (2) a combined view of reported advertising revenues across all segments of AT&T. A reconciliation of the non-GAAP numbers in this supplemental discussion is attached as exhibit 99.2 hereto.

AT&T Business Solutions
Revenues from AT&T Business Solutions for the third quarter of 2018 were $9.2 billion, down 4.9 percent versus the year-ago quarter driven by our adoption of a new revenue accounting standard, which included changes in our USF policy, and declines in our legacy services. Partially offsetting the decreases were higher wireless revenues and growth in strategic services. Operating expenses totaled $7.1 billion, down 6.1 percent versus the third quarter of 2017, largely due to commission deferrals resulting from new accounting rules and increased cost efficiencies, partially offset by wireless sales costs. AT&T Business Solutions operating income margin was 22.6 percent, compared to 21.6 percent in the year-earlier quarter.

AT&T Total Advertising Revenues
Total AT&T Advertising revenues for the third quarter of 2018 were $1.5 billion compared to $389 million in the year-ago quarter, with the increase primarily driven by our acquisition of Time Warner, primarily from Turner.

Supplemental Segment Results
As a supplemental presentation of our operating results, we are providing certain segment and business unit results under the comparative historical accounting method prior to our adoption of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” as modified (ASC 606), which is included in Exhibit 99.1 hereto.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)   Exhibits

99.1  AT&T Inc. selected financial statements and operating data.

99.2  Discussion and reconciliation of non-GAAP measures.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 24, 2018	By:/s/Debra L. Dial . Debra L. Dial Senior Vice President and Controller